Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vaccitech PLC

Oxford, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vaccitech PLC of our report dated March 22, 2021, except for Note 16(b), which is dated April 26, 2021, relating to the consolidated financial statements of Vaccitech (UK) Limited (formerly Vaccitech Limited), which appears in Vaccitech PLC’s Registration Statement on Form S-1 (No. 333-255158), which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

April 30, 2021